Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-229400) of OPKO Health, Inc.,
2.Registration Statement (Form S-8 No. 333-211209) pertaining to the 2016 Equity Incentive Plan of OPKO Health, Inc.,
3.Registration Statement (Form S-8 No. 333-144040) pertaining to the 2007 Equity Incentive Plan of OPKO Health, Inc.,
4.Registration Statement (Form S-8 No. 333-190899) pertaining to the 2005 Stock Incentive Plan and 2007 Equity Incentive Plan of PROLOR Biotech, Inc. (formerly Modigene Inc.),
5.Registration Statement (Form S-8 No. 333-190900) pertaining to the Amended and Restated 2007 Equity Incentive Plan of OPKO Health, Inc., and
6.Registration Statement (Form S-8 No. 333-206489) pertaining to the 2003 Employee Incentive Stock Option Plan of BioReference Laboratories, Inc.

of our reports dated March 1, 2022, with respect to the consolidated financial statements and schedule of OPKO Health, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of OPKO Health, Inc. and subsidiaries included in this Annual Report (Form 10-K) of OPKO Health, Inc. and subsidiaries for the year ended December 31, 2021.

                                        /s/ Ernst & Young LLP

Miami, Florida
March 1, 2022